SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No.     ]

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MOODY’S CORPORATION

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Moody’s Corporation

ADDITIONAL INFORMATION REGARDING MATTERS TO BE CONSIDERED AT THE 2013

ANNUAL MEETING OF STOCKHOLDERS OF MOODY’S CORPORATION TO BE HELD ON

TUESDAY, APRIL 16, 2013

The following information relates to three of the items to be considered at the 2013 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”), as addressed in the Company’s proxy statement dated March 6, 2013 (the “Proxy Statement”). The three items are:

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Item 2: Approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan (the “Employee Plan”), including the material terms of the performance goals set forth therein;

•	Item 3: Approval of the Amended and Restated 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan; and

•	Item 6: Approval, on an advisory basis, of the compensation of the Company’s executives who are named in the Summary Compensation Table which appears in the Proxy Statement.

This information is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.

Items 2 & 3

Over the past three fiscal years, the Company has had an equity utilization rate, sometimes also referred to as a “burn rate,” of approximately 2.12%. A leading proxy advisory firm, Institutional Shareholder Services (“ISS”), calculates a company’s burn rate as the number of shares subject to equity incentive awards granted during a year (adjusted to address the dilutive effect of stock-based awards other than stock options and stock appreciation rights) divided by the company’s weighted average common shares outstanding. The Company’s burn rate, using the methodologies developed by ISS, is set forth in the table below.

Year	Options/Stock SARs	Full Value Awards	Options/Stock SARs and Adjusted Full Value Awards	Weighted Average Shares Outstanding	Adjusted Burn Rate = Total Granted/Weighted Average Shares Outstanding
2012	500,000	1,800,000	5,000,000	223,200,000	2.24%
2011	600,000	1,500,000	4,350,000	226,300,000	1.92%
2010	2,400,000	1,100,000	5,150,000	235,000,000	2.19%
				Average:	2.12%

While there are many factors that can affect the Company’s equity utilization rate, including changes in its stock price or in the number of shares outstanding, it is the Company’s current intention to maintain an average adjusted burn rate below 3.0%.

Item 6

As noted in the Proxy Statement, the Governance and Compensation Committee (the “Committee”) retained the services of Meridian Compensation Partners LLC (“Meridian”) to advise the Committee on matters related to executive and director compensation, and in that regard, Meridian takes into account compensation data from a select group of peer companies as well as compensation data for the broader financial services industry (selected banking, diversified financial and business services companies, exclusive of insurance companies). This market data is sourced and prepared by management’s compensation consultant, Aon Hewitt, and then validated, analyzed and summarized by Meridian.

An annual benchmarking analysis performed by Meridian for the Committee is done to assess the competitiveness of the Company’s existing compensation structure.

As noted in the Proxy Statement, the Committee takes into account that Aon Hewitt provides executive compensation-related services to management when it evaluates the information and analyses provided by Aon Hewitt.

The Board of Directors recommends a vote FOR Items 2, 3 and 6, and on the other Items as set forth in the Proxy Statement.

Note Regarding Forecasts and Forward-Looking Statements

This supplemental material contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this material other than statements that are purely historical are forward-looking statements. Forward-looking statements included herein include without limitation the fact that we do not as a matter of course make public forecasts as to our total shares outstanding or utilization of various equity-based awards due to the unpredictability of the underlying assumptions and estimates. In particular, the information above includes embedded assumptions that are highly dependent on the public trading price of our common stock, stock price volatility and other factors that we are not able to predict. The Company’s beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected utilization goals, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements. Additional information on risk factors that could potentially affect the Company’s financial results and, therefore, the supplemental information contained herein, may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. The Company does not intend, and assumes no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this material.

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